Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Flow International Corporation, a Washington corporation (the “Company”), on Form 10-Q for the quarter ending October 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Charles M. Brown, Principal Executive Officer of the Company, and Douglas P. Fletcher, the Principal Financial Officer of the Company certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:
          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles M. Brown	December 6, 2007
Charles M. Brown
Principal Executive Officer

/s/ Douglas P. Fletcher	December 6, 2007
Douglas P. Fletcher
Principal Financial Officer